UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2012

Swift Transportation Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 3, 2012, Swift Transportation Company (the “Company”) held its Annual Meeting of Stockholders at 9:00 am local time at the Company’s headquarters, 2200 S. 75th Ave., Phoenix, Arizona 85043. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected five individuals to the Company’s Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
William Post	175,816,028	5,565,650	4,976,442
Jerry Moyes	181,237,558	144,120	4,976,442
Richard Dozer	175,816,128	5,565,550	4,976,442
David Vander Ploeg	171,681,820	9,699,858	4,976,442
Glenn Brown	175,816,228	5,565,450	4,976,442

Proposal No. 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
168,290,826	12,008,498	1,082,354	4,976,442

Proposal No. 3

The Company’s stockholders approved the 2012 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,451,805	23,524,938	1,404,935	4,976,442

Proposal No. 4

The Company’s stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered accounting firm for the fiscal year 2012.

Votes For	Votes Against	Abstentions
185,942,827	412,437	2,856

Item 7.01 Regulation FD Disclosure.

On May 8, 2012, Swift Transportation Company (the “Company”) is hosting a group of selected investors for a tour of our corporate headquarters and Phoenix terminal, as well as meetings with certain management and operational employees. As part of this tour and meetings, management will be giving opening remarks. A copy of these remarks is filed as Exhibit 99 to this Current Report on Form 8-K. Following the remarks, management will conduct a short question and answer period. The Company will file a complete transcript of the remarks and question and answer session on its website as soon as practical following completion of the meetings.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d) Exhibits.

Exhibit Number	Description

Exhibit 99	The Company’s opening remarks to a group of selected investors on May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

SWIFT TRANSPORTATION COMPANY

/s/ Virginia Henkels
By: Virginia Henkels
Executive Vice President and Chief Financial Officer

3